Exhibit 99.1

TerraForm Power Announces Receipt of Nasdaq Letter

BETHESDA, MD, August 11, 2017 (GLOBENEWSWIRE) -- TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power” or the “Company”), an owner and operator of clean energy power plants, today announced that on August 10, 2017 it received a notification letter from a Senior Director of Nasdaq Listing Qualifications (the “Notification Letter”). The Notification Letter stated that because the Company has not yet filed its Form 10-Q for the quarter ended June 30, 2017, this serves as an additional basis for delisting the Company’s securities from the Nasdaq Stock Market under Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

On June 30, 2017, the Company announced that the Nasdaq Hearings Panel granted the Company further extensions to regain compliance with Nasdaq’s continued listing requirements. Under these extensions, the Company’s Class A common stock will remain listed on the Nasdaq Stock Market, subject to the requirement that the Company’s Form 10-K for the year ended December 31, 2016 be filed with the SEC by July 24, 2017, its annual meeting of stockholders be held by August 24, 2017, its Form 10-Q for the first quarter of 2017 be filed with the SEC by August 30, 2017 and its Form 10-Q for the second quarter of 2017 be filed with the SEC by September 30, 2017. The Company filed its Form 10-K for the year ended December 31, 2016 on July 21, 2017 and held its annual meeting of stockholders on August 10, 2017.

The Notification Letter has no immediate effect on the listing of the Company’s Class A common stock on the Nasdaq Global Select Market. The Company continues to work to regain compliance with Nasdaq’s continued listing requirements as soon as practicable. However, there can be no assurance that the Company will file its Forms 10-Q for the first and second quarters of 2017 and regain compliance with Nasdaq’s continued listing requirements on or before the respective deadlines.

About TerraForm Power

TerraForm Power is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: www.terraformpower.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the Company’s ability and time required to regain compliance with Nasdaq’s rules; and the progress, outcome and timing of completing its Forms 10-Q for the first and second quarters of 2017. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the extent and impact of delays in the Company’s completion of its Forms 10-Q for the first and second quarters of 2017; whether the Company will be granted additional time to regain compliance with Nasdaq’s continued listing requirements; the Company’s ability to regain compliance with Nasdaq’s continued listing requirements; as well as additional factors we have described in other filings with the SEC.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors:

Brett Prior
TerraForm Power
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449